Exhibit 32

CERTIFICATION

I, Roger J. Lias, certify, pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and 18 U.S.C. Section 1350, that the Quarterly Report of Avid Bioservices, Inc. on Form 10-Q for the quarter ended January 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report of Avid Bioservices, Inc. on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Avid Bioservices, Inc.

By:	/s/ Roger J. Lias, Ph.D.
Name:	Roger J. Lias, Ph.D.
Title:	President and Chief Executive Officer
Date:	March 11, 2019

I, Daniel R. Hart, certify, pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and 18 U.S.C. Section 1350, that the Quarterly Report of Avid Bioservices, Inc. on Form 10-Q for the quarter ended January 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report of Avid Bioservices, Inc. on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Avid Bioservices, Inc.

By:	/s/ Daniel R. Hart
Name:	Daniel R. Hart
Title:	Chief Financial Officer
Date:	March 11, 2019

A signed original of this written statement required by Section 906 has been provided to Avid Bioservices, Inc. and will be retained by Avid Bioservices, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification is being furnished pursuant to Rule 15(d) and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act (15 U.S.C. 78r), or otherwise subject to the liability of that section. This Certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent it is specifically incorporated by reference.